UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 29, 2010

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Kopin Corporation (the “Company”) was held on April 29, 2010. The following matters were acted upon:

1. ELECTION OF DIRECTORS

John C.C. Fan, James K. Brewington, David E. Brook, Andrew H. Chapman, Morton Collins, Chi Chia Hsieh, and Michael J. Landine were all elected to serve as directors of the Company until their successors are duly elected and qualified. The results of the election of directors are as follows:

Nominee	Votes For	Votes Withheld
John C.C. Fan	34,113,148	1,731,331
James K. Brewington	34,824,002	1,020,477
David E. Brook	11,534,645	24,309,834
Andrew H. Chapman	34,685,148	1,159,331
Morton Collins	34,681,913	1,162,566
Chi Chia Hsieh	23,757,763	12,086,716
Michael J Landine	34,824,752	1,019,727

2. APPROVAL OF THE COMPANY’S 2010 EQUITY INCENTIVE PLAN

A proposal to approve the Company’s 2010 Equity Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
28,422,131	7,195,857	226,491	16,121,269

3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
50,777,936	1,018,464	169,348	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: May 3, 2010	By:	/s/ RICHARD A. SNEIDER
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)